UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

As previously disclosed in the Current Report on Form 8-K of PDC Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission on November 17, 2017, the Company entered into a purchase agreement (the “Purchase Agreement”) on November 14, 2017 with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of certain initial purchasers (the “Initial Purchasers”), and PDC Permian, Inc., a subsidiary guarantor of the Company (“PDC Permian”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $600 million aggregate principal amount of the Company’s 5.750% Senior Notes due 2026 (the “Senior Notes”) in connection with a private offering of the Senior Notes. The closing of the sale of the Senior Notes occurred on November 29, 2017.

Indenture

In connection with the offering of the Senior Notes, the Company entered into the Indenture described in Item 2.03 below. The information in Item 2.03 below is incorporated herein by reference. The description does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the offering of the Senior Notes, the Company entered into a Registration Rights Agreement, dated November 29, 2017, by and between the Company, PDC Permian, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the Initial Purchasers and/or their respective affiliates are lenders under the Company’s revolving credit facility.  Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes and in certain circumstances to file and cause to become effective a shelf registration statement providing for the resale of the Senior Notes. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the Senior Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to an indenture entered into on November 29, 2017 (the “Indenture”) between the Company, PDC Permian, and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Senior Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest at a rate of 5.750% per annum on the Senior Notes on May 15 and November 15 of each year, beginning May 15, 2018. The Senior Notes will mature on May 15, 2026.

Item 3.03  Material Modification to Rights of Security Holders.

As discussed in Item 2.03, the Indenture contains limitations on the Company’s ability to pay dividends or make other distributions on its common stock.

Item 8.01    Other Events.

On November 29, 2017, the Company issued a press release announcing that it has closed the offering of Senior Notes. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the Senior Notes or any other securities. The Senior Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the

Securities Act. The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Indenture, dated as of November 29, 2017, by and between PDC Energy, Inc. (the “Company”), PDC Permian, Inc., a subsidiary guarantor of the Company, and U.S. Bank Trust National Association, as Trustee, relating to the 5.750% Senior Notes due 2026.

10.1

Registration Rights Agreement, dated as of November 29, 2017, by and between PDC Energy, Inc. (the “Company”), PDC Permian, Inc., a subsidiary guarantor of the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, relating to the 5.750% Senior Notes due 2026.

99.1	Press Release of PDC Energy, Inc. Regarding Closing of Offering of Senior Notes, dated as of November 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary